As  filed   with  the  Securities  and   Exchange  Commission  on
November 28, 1994.
                                   Registration No. 33-__________


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


  Incorporated       CINTAS CORPORATION        I.R.S. Employer
  Under the Laws   6800 CINTAS BOULEVARD    Identification No.
  of Washington   CINCINNATI, OHIO  45262       31-1188630
                          (513) 459-1200


                      CINTAS PARTNERS' PLAN


                      Gary P. Kreider, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                     Maximum        Maximum
     Title of          Amount        Offering      Aggregate       Amount of
    Securities         To Be          Price         Offering     Registration
 To Be Registered    Registered     Per Share        Price            Fee


   Common Stock,      300,000*       $34.75**    $10,425,000**   $3,595.00***
   No par value*       Shares


  * This Registration Statement is filed for up to 300,000 shares of Common Stock issuable pursuant to the Cintas Partners' Plan (the "Plan"). In addition, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Plan.

 ** Estimated solely for purposes of calculating registration fee.

***  Registration fee has been calculated pursuant to Rule 457(h)
     based  on the  average of  the high  and low  prices  of the
     Common  Stock   quoted  on   The  NASDAQ  Stock   Market  on
     November 22, 1994 of $34.75 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The  following documents  filed by  Cintas  Corporation (the
"Company" or  the "Registrant") with the  Securities and Exchange
Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1994.

     3. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A, SEC File No. 0-11399, registering the Company's Common Stock under
          Section 12 of the Securities Exchange Act of 1934, which describes the class of securities being registered hereunder.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Donald P. Klekamp, a Director of the Company, is a partner of Keating, Muething & Klekamp. Attorneys of Keating, Muething & Klekamp own 162,267 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Washington Business Corporation Act, Section 23A.08.025, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in proceedings in which the person shall have been adjudged to be liable to the Corporation. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders.

     Article  V  of   the  Registrant's  By-Laws  provides   that
indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business
Corporation Act.


Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     See the Index to Exhibits included herewith at page 7.


Item 9.   Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the
Registrant  pursuant  to  Section  13  or Section  15(d)  of  the
Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on November 28, 1994.


                                   CINTAS CORPORATION


                                   By:/s/Richard T. Farmer
                                      Richard T. Farmer, Chairman
                                      of the Board and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Richard T. Farmer or Robert J. Kohlhepp as Attorney-In-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

 Signature                Capacity            Date


 /s/Richard T. Farmer     Chairman of the     November 28, 1994
 Richard T. Farmer        Board and Chief
                          Executive Officer
                          (Principal Execu-
                          tive Officer)

 /s/Robert J. Kohlhepp    President, Secre-   November 28, 1994
 Robert J. Kohlhepp       tary and Director


 /s/Gerald V. Dirvin      Director            November 28, 1994
 Gerald V. Dirvin*


 /s/James J. Gardner      Director            November 28, 1994
 James J. Gardner*

 /s/Roger L. Howe         Director            November 28, 1994
 Roger L. Howe*


                          Director            November 28, 1994

 /s/John S. Lillard
 John S. Lillard*

 /s/Scott D. Farmer       Vice President,     November 28, 1994
 Scott D. Farmer*         Director


 /s/David T. Jeanmougin   Senior Vice Presi-  November 28, 1994
 David T. Jeanmougin      dent-Finance (Prin-
                          cipal Financial
                          Officer and Princi-
                          pal Accounting
                          Officer)

                          EXHIBIT INDEX

  Exhibit No.   Description                          Page

      4.1       Cintas Partners' Plan                  *
      4.2       First Amendment to Cintas       Filed herewith
                Partners' Plan
      4.3       Second Amendment to Cintas      Filed herewith
                Partners' Plan
      4.4       Cintas Partners' Plan Trust     Filed herewith
                (The Fifth Third Bank)
      4.5       First Amendment to Cintas       Filed herewith
                Partners' Plan Trust (The
                Fifth Third Bank)
      4.6       Cintas Partners' Plan Trust     Filed herewith
                (Scudder Trust Company)
       5        Opinion of Keating, Muething    Filed herewith
                & Klekamp
     23.1       Consent of Ernst & Young        Filed herewith
     23.2       Consent of Keating, Muething      Included in
                & Klekamp                          Exhibit 5
      24        Power of Attorney (included     Filed herewith
                on signature page)


     *Incorporated by reference to the Registrant's Form 10-
     K for the fiscal year ended May 31, 1994.





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